SCHEDULE 14A-A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S)240.14a-11(c) or (S) 240.14a-12

Tech Data Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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May 3, 2004

To our shareholders:

On behalf of the Board of Directors and management, you are cordially invited to attend the Tech Data Corporation Annual Meeting of Shareholders to be held on Thursday, June 10, 2004 at 4:00 p.m. Eastern Daylight Time at our Corporate Headquarters located at 5350 Tech Data Drive, Clearwater, Florida.

The notice of the Annual Meeting of Shareholders and proxy materials accompanying this letter describe the specific business to be acted upon.

In addition to the proposals presented to shareholders, we will report on the progress of the Company and provide you an opportunity to address questions to members of the Company’s management. If you are unable to attend the meeting, you may listen to the meeting by web cast that will be available on the Investor Relations section of the Company’s website at www.techdata.com. An archive replay will also be available for a period of 30 days following the meeting.

Your vote is very important. Whether or not you plan to attend the meeting in person, please ensure you take the time to cast your vote. You may vote over the Internet, by telephone or by mail and in doing so, you will ensure your representation at the annual meeting, regardless of your attendance in person.

Thank you for your continued support of Tech Data Corporation.

Sincerely,

Steven A. Raymund

Chairman of the Board of Directors and

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, June 10, 2004
Time:	4:00 p.m. Eastern Daylight Time
Place:	Tech Data Corporation

Corporate Headquarters

5350 Tech Data Drive

Clearwater, Florida 33760

To the Shareholders of Tech Data Corporation:

Notice is hereby given that the Annual Meeting of Shareholders (“Annual Meeting”) will be held on Thursday, June 10, 2004 at 4:00 p.m. Eastern Daylight Time, at 5350 Tech Data Drive, Clearwater, FL 33760 for the following purpose:

1.	To elect three directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2007 Annual Meeting.

2.	To approve a proposal to amend the 2000 Equity Incentive Plan of Tech Data Corporation adding provisions allowing for grants in the form of stock-settled stock appreciation rights and maximum-value stock options.

3.	To approve a proposal to amend and restate the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to remove the preferred class of shares and make other minor changes.

4.	To transact such other business that may properly come before the Annual Meeting or any other adjournment thereof.

Shareholders of record at the close of business on April 12, 2004 are the only shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders.

By order of the Board of Directors,

David R. Vetter

Senior Vice President, General Counsel

and Secretary

IMPORTANT

Whether you expect to attend the meeting or not, please vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy. See the enclosed proxy for further information.

May	3, 2004

TECH DATA CORPORATION

2004 PROXY STATEMENT

TECH DATA CORPORATION

5350 Tech Data Drive

Clearwater, Florida 33760

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Tech Data Corporation (the “Company” or “Tech Data”) for the Annual Meeting of Shareholders (“Annual Meeting”) to be held on Thursday, June 10, 2004 at 4:00 p.m. Eastern Daylight Time, or any adjournment thereof. Your vote at the Annual Meeting is important to us. The proxy materials of the Company were mailed to shareholders on or about May 10, 2004.

GENERAL INFORMATION

Who can vote?

You can vote your shares if our records show that you owned the shares on April 12, 2004. Each outstanding share of Common Stock is entitled to one vote. There were 57,971,888 outstanding shares of Common Stock entitled to vote as of April 12, 2004.

How do I vote?

You may vote in person at the Annual Meeting or you may vote by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. Please note, listening to the Annual Meeting via the web cast does not constitute attendance and you will not be permitted to cast your vote at that time.

The process of voting by proxy differs slightly, based on how your share ownership is recorded. Your share ownership is recorded in one of three ways: direct ownership, recorded by the stock transfer agent for the Company, Mellon Investor Services LLC; beneficial ownership recorded through a brokerage or bank account; or beneficial ownership recorded by the Tech Data Corporation 401(k) Savings Plan (“401(k) Plan”) Trustee.

If your ownership is recorded directly, you will receive a proxy card. If your share ownership is beneficial, your broker, bank and/or the 401(k) Plan Trustee will issue you a voting instruction form either via mail or electronically that you use to instruct them how to vote your shares. Your broker, bank or the 401(k) Plan Trustee must follow your voting instructions.

If you receive a voting instruction form from your broker or bank, you may vote those shares via the Internet at the web site shown on the voting form, telephonically by calling the telephone number shown on the voting form or by mail. The voting instructions form for the 401(k) Plan Trustee may be voted only by mail or by telephone.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on June 9, 2004. Votes submitted to the 401(k) Plan Trustee must be received by June 3, 2004. Once you have voted, you may change or revoke your vote at any time before it is exercised by (i) entering a new vote via the Internet (if permitted) or by telephone prior to 11:59 p.m. EDT on June 9, 2004, (ii) returning a written revocation or a later–dated proxy card or (iii) voting in person at the Annual Meeting. However, if your shares are held through a bank, broker or the 401(k) Plan and you wish to vote those shares in person at the Annual Meeting, you must, in advance of the Annual Meeting, obtain a legal proxy from your bank, broker or the 401(k) Plan Trustee. Please contact your bank, broker or the 401(k) Plan Trustee for further information.

What will be voted on at the meeting?

The business to be voted on at this year’s Annual Meeting is to elect three directors to serve for terms of three years, all to serve until their successors are duly qualified and elected. The biographies of all directors, including the nominated directors, are provided herein. In addition, you will be asked to vote on a proposal to amend the 2000 Equity Incentive Plan of Tech Data Corporation (the “2000 Equity Incentive Plan”) and a proposal to amend and restate the Company’s Amended and Restated Articles of Incorporation (“Articles of Incorporation” or “Articles”).

How are votes counted?

For determining a quorum—A quorum must be present for the transaction of business. A quorum is present if the holders of a majority of the outstanding shares of Common Stock entitled to vote are present in person or represented by proxy. Your broker is not entitled to vote on a proposal unless your broker receives instructions from you. Even if your broker does not vote your shares on a proposal, such broker non-votes will count as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Similarly, abstentions are also counted for determining if a quorum is present.

To elect three Directors—Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. If you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. A broker non-vote will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

To approve a proposal to amend the 2000 Equity Incentive Plan—An affirmative vote of a majority of the shares present in person or by proxy is required to approve the amendment. Shares represented by proxy which are marked “abstain” will have the effect of a vote against the amendment. A broker non-vote will not have the effect of a vote against the amendment, because broker non-votes are considered “not entitled to vote” on this proposal.

To approve a proposal to amend and restate the Company’s Amended and Restated Articles of Incorporation—An affirmative vote of a majority of the shares present in person or by proxy is required to approve the amendment. Shares represented by proxy which are marked “abstain” will have the effect of a vote against the amendment. A broker non-vote will not have the effect of a vote against the amendment, because broker non-votes are considered “not entitled to vote” on this proposal.

What if other matters come up at the meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. Any other matters properly presented at the meeting will be voted on by the proxy holders in their discretion.

PROPOSAL 1

TO ELECT THREE DIRECTORS TO SERVE UNTIL THE 2007 ANNUAL MEETING

Pursuant to the Company’s Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes, terms of which expire alternately over a three-year period. Three directors are to be elected at this Annual Meeting to hold office for a term of three years expiring at the 2007 Annual Meeting, all to hold office until their successors shall have been elected and qualified. In the event any nominee is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

NOMINEES FOR DIRECTOR – TERM TO EXPIRE AT 2007 ANNUAL MEETING

Nominee	Age	Principal Occupation and Other Information
Charles E. Adair(2)	56	Charles E. Adair, a director since 1995, has been a partner of Cordova Ventures and Kowaliga Capital, Inc. (venture capital and fund management companies) since 1993, where he serves as manager of venture capital funds. Mr. Adair was associated with Durr-Fillauer Medical, Inc., a pharmaceutical and medical products distribution company, where he served in various capacities, including President and Chief Operating Officer from 1981 to 1992. Mr. Adair also serves on the Board of Directors of Performance Food Group Company (a food distributor), PSS World Medical, Inc. (a distributor of medical products), Torchmark Corporation (a financial services holding company specializing in life and supplemental health insurance) and numerous privately-held companies associated with Cordova’s venture capital fund investments. Mr. Adair is a Certified Public Accountant and holds a B.S. Degree in Accounting from the University of Alabama.

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee.

NOMINEES FOR DIRECTOR – TERMS TO EXPIRE AT 2007 ANNUAL MEETING (continued)

Nominee	Age	Principal Occupation and Other Information
Maximilian Ardelt(2)	67	Maximilian Ardelt, a director since 1998, has been owner and Managing Director of ConDigit Consult GmbH (a strategic consulting firm) since December 2002. From 1994 to June 2000, Mr. Ardelt was a member of the Board of Management of Viag AG (a group of companies engaged in energy, telecommunications and industrial activities), responsible for the Telecommunications Division and Information Systems. After the merger of Viag AG and Veba AG to form E.ON AG he continued in this function as Chief Executive Officer of E.ON AG subsidiary Viag Telecom AG up to December 2002. In addition, Mr. Ardelt is a member of the Supervisory Boards of the following companies: Radex-Heraklith Industriebeteiligungs AG, CeWeColor AG & Co. OHG, Getmobile AG, Stulz GmbH and Funkwerk AG. Mr. Ardelt holds a Masters Degree in Engineering from Technical University Berlin.
John Y. Williams(2)(3)	61	John Y. Williams, a director since 1988, has been a Managing Director of Grubb & Williams, Ltd. (“GWL”), an Atlanta-based merchant banking firm, since 1987 and a Managing Director of Equity-South Advisors, LLC (a merchant banking affiliate of GWL) since January 1995. Prior thereto, he was an investment banker for more than 18 years with several firms. Mr. Williams is a director of several privately-held companies in connection with his merchant banking business. Mr. Williams holds a B.S. Degree in Industrial Engineering from Georgia Institute of Technology and a Masters Degree in Business Administration from the Harvard Business School.

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee

The Board of Directors unanimously voted “FOR” the nomination of the above nominees.

DIRECTORS CONTINUING IN OFFICE – TERMS TO EXPIRE 2006

Nominee	Age	Principal Occupation and Other Information
Kathy Misunas(1)(3)	53	Kathy Misunas, a director since 2000, has been a business advisor since June 2000. She was Chief Executive Officer of AirTreks, Inc. (a travel arrangement business specializing in multi-continent trips) from July 2001 through September 2001. Ms. Misunas was Chief Executive Officer and President of brandwise LLC (an e-commerce comparison shopping/purchasing portal) from January 1999 through June 2000. Ms. Misunas was employed by Reed Elsevier PLC (a global publishing company) from 1996 to 1998 serving as Chief Executive Officer of Reed Travel Group business unit. From 1973 to 1995, Ms. Misunas was employed by AMR Corporation (a major airline company) serving as President and Chief Executive Officer of the SABRE Group (a division of AMR Corporation) from 1993 to 1995. Ms. Misunas attended Moravian College and American University.
Steven A. Raymund	48	Steven A. Raymund, a director since 1986, has been employed by the Company since 1981. He has served as Chief Executive Officer since January 1986 and as Chairman of the Board since April 1991. In January 1996, Mr. Raymund became a Director of Jabil Circuit, Inc. (a provider of electronic manufacturing services). He has a B.S. Degree in Economics from the University of Oregon and a Masters Degree from the Georgetown University School of Foreign Service.

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee.

DIRECTORS CONTINUING IN OFFICE – TERMS TO EXPIRE 2005

Nominee	Age	Principal Occupation and Other Information
James M. Cracchiolo(1)	46	James M. Cracchiolo, a director since 1999, has been employed by American Express Company since 1982. He is currently Group President, Global Financial Services; Chairman and Chief Executive Officer, American Express Financial Advisors; Chairman, American Express Bank Ltd. and Chairman Threadneedle Asset Management Holdings Ltd. He is responsible for all of American Express’ financial services businesses globally. Mr. Cracchiolo is a Certified Public Accountant and holds a B.S. Degree in Accounting and Economics and a Masters Degree in Business Administration both from New York University.
Jeffery P. Howells	47	Jeffery P. Howells, a director since 1998, has served as the Company’s Chief Financial Officer since 1997. Mr. Howells joined the Company in October 1991 as Vice President of Finance and assumed the responsibilities of Chief Financial Officer in March 1992. In March 1993, he was promoted to Senior Vice President and Chief Financial Officer and was promoted to Executive Vice President and Chief Financial Officer in March 1997. From 1979 to 1991, he was employed by Price Waterhouse. Mr. Howells is a Certified Public Accountant and holds a B.B.A. Degree in Accounting from Stetson University.
David M. Upton(1)(2)(3)	44	David M. Upton, a director since 1997, has been on the faculty of the Harvard Business School since 1989. Dr. Upton, the Albert J. Weatherhead III Professor of Business Administration, teaches courses in technology and operations management and is the faculty chair of Harvard’s executive course – Building Competitive Advantage through Operations. Dr. Upton holds a Masters Degree in Manufacturing from King’s College, Cambridge University and also holds a Ph.D. in Industrial Engineering from Purdue University.

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee.

PROPOSAL 2

TO APPROVE A PROPOSAL TO AMEND THE

2000 EQUITY INCENTIVE PLAN OF TECH DATA CORPORATION

The Board of Directors has approved and recommends to the shareholders to approve the amendment of the 2000 Equity Incentive Plan of Tech Data Corporation (“2000 Equity Incentive Plan” or the “Plan”.) The proposed amendment would permit the granting of stock-settled stock appreciation rights (SARs) as well as maximum-value stock options. The amendment makes no material changes to the Plan and does not authorize additional shares. The text of the proposed amendment to the 2000 Equity Incentive Plan is set forth in Exhibit A to this Proxy Statement.

The proposed amendment to the 2000 Equity Incentive Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” adoption of the proposed amendment to the 2000 Equity Incentive Plan.

The Company is requesting this amendment for the following reasons:

1)	The maximum-value stock option will provide a cap on the maximum earnings an optionee can expect to gain from the exercise of a stock option and is expected to reduce the financial statement expense of the equity incentive vehicle to the Company accordingly.

2)	Stock-settled SARs allow an optionee to receive upon exercise common stock of value equal to the difference between the exercise price on the date of grant and the market price on the date of exercise, commonly referred to as the spread. The expected share utilization through the use of stock-settled SARs should be less than that of traditional stock option grants, thus reducing the dilutive effect to shareholders while delivering the same economic value to the option.

3)	The addition of stock-settled SARs will allow the Company flexibility to grant an alternative equity incentive vehicle and is expected to allow the Company to take advantage of favorable laws in some foreign jurisdictions.

Except for such amendment, if approved by holders of a majority of the shares present in person or represented by proxy at the annual meeting, the 2000 Equity Incentive Plan will remain unchanged. The following is a summary of the provisions of the 2000 Equity Incentive Plan. This summary is qualified in its entirety by reference to the Plan.

Plan Highlights

The 2000 Equity Incentive Plan contains a number of provisions that the Board of Directors believes are consistent with the interests of shareholders and sound corporate governance practices. These include:

•	No Discount Stock Options. The Plan prohibits the granting of stock options with an exercise price of less than the fair market value of the Company’s Common Stock determined as of the closing price on the day the stock option is granted.

•	Limited Ability to Grant Restricted Stock Awards. The number of shares that may be issued as restricted stock awards is limited under the Plan to 200,000 shares.

•	Minimum Vesting Periods. Restricted stock awards under the Plan are subject to a minimum three-year vesting period. However, at the discretion of the Compensation Committee, the award can be vested in installments during the three-year period.

•	No Stock Option Repricing. The Plan prohibits the repricing of stock options without the approval of shareholders. This provision applies to both direct repricings—lowering the exercise price of a stock option—as well as indirect repricings—canceling an outstanding stock option and granting a replacement stock option with a lower exercise price.

•	No “Evergreen” Provision. The Plan provides for a fixed allocation of shares, thereby requiring shareholder approval of any additional allocation of shares.

•	An Independent Compensation Committee. The Plan is administered by the Compensation Committee consisting of independent directors.

Plan Summary

The 2000 Equity Incentive Plan is administered by the Compensation Committee (the “Committee”), which is authorized to grant stock options, restricted stock and performance awards to officers and other key executives and employees of the Company and its subsidiaries. The Committee is composed of two or more directors who are disinterested persons within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). The current members of the Committee appointed by the Board of Directors are James M. Cracchiolo, Kathy Misunas and David Upton. The Committee establishes rules and regulations for the operation of the 2000 Equity Incentive Plan, selects persons to receive options or other awards and determines the number of shares subject to grants.

The maximum number of shares of the Company’s Common Stock that may be issued to grantees under the 2000 Equity Incentive Plan is 6,500,000 shares. The shares may be unissued shares or treasury shares. As of January 31, 2004, there were 2,352,170 shares underlying unexercised options granted under the 2000 Equity Incentive Plan and 3,916,861 available for grant under such plan. If there is a stock split, stock dividend, or other relevant change affecting the Company’s shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding grants made before the event. Future options may also be granted for shares that may cease to be reserved under an option by reason of total or partial expiration, termination or voluntary surrender of an option. Payment of cash in lieu of shares would be considered an issuance or transfer of the shares.

Stock Options

The 2000 Equity Incentive Plan permits the Committee to grant stock options to all officers of the Company and other selected employees of the Company and its subsidiaries. No participant may receive stock options to purchase more than 300,000 shares of Common Stock in any fiscal year. The per share exercise price for any stock option shall not be less than 100% of the fair market value of a share of Common Stock (defined in the 2000 Equity Incentive Plan as the last sales price per share of the Common Stock on The NASDAQ National Market) at the time of grant. The 2000 Equity Incentive Plan also permits the Committee to establish the time periods for the exercise of each stock option and to require a period of employment before the stock option may be exercised.

The 2000 Equity Incentive Plan authorizes the Committee to grant incentive stock options, as that term is defined in Code Section 422A, each having a term of up to ten years from the date of grant. The amount of incentive stock options vesting in a particular calendar year cannot exceed $100,000 per option recipient, determined using the fair market value of the shares of Common Stock subject to such option or options on the date of grant. The 2000 Equity Incentive Plan prohibits the repricing of stock options at a lower exercise price, whether by cancellation or amendment of the original grant.

Restricted Stock

The 2000 Equity Incentive Plan authorizes the Committee to grant restricted stock to any officer of the Company and other selected employees of the Company and its subsidiaries and to determine the time, amount and terms and conditions of the grant. The maximum number of shares which may be issued as restricted stock is 200,000. The maximum number of shares which may be issued to any participant as restricted stock during any one fiscal year is 50,000. The maximum amount any participant may receive as a restricted stock grant or award in any fiscal year is $2,500,000. Shares awarded as restricted stock would be issued subject to a restriction period of no less than three years. However, at the discretion of the Compensation Committee, the award can be vested in installments during the three-year period. During the restriction period, the recipient is not entitled to delivery of the shares, restrictions are placed on the transferability of the shares, and the shares would be forfeited if the recipient terminates employment for reasons other than as approved by the Committee. The Committee may also require that specified Performance Goals (as defined below) be attained during the restriction period. Upon expiration of the restriction period, the appropriate number of shares of Common Stock will be delivered to the grantee free of all restrictions. During the restriction period the grantee shall be entitled to vote the shares and to receive dividends paid thereon. As of January 31, 2004, the Company had not made any restricted stock grants under the 2000 Equity Incentive Plan.

Performance Grants and Awards

The 2000 Equity Incentive Plan will permit the Committee to grant to officers of the Company and other selected employees of the Company and its subsidiaries the contingent right, expressed in units (which may be equivalent to a share of Common Stock or other monetary value), to receive payments of shares of Common Stock, cash or any combination thereof (“Performance Grants”) based upon Company performance over a specified period (“Performance Period”). At the time of grant, the Committee shall also establish one or more Company performance criteria (the “Performance Measure”) applicable to the Performance Grant and targets that must be attained relative to the Performance Measure (“Performance Goals”).

The Performance Measure may be based on any of the following criteria, alone or in combination, as the Committee deems appropriate: (i) Cumulative Net Income Per Diluted Share; (ii) Cumulative Net Income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow; (viii) return on equity; (ix) cumulative operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense during the performance period) and (x) achievement of explicit strategic objectives or milestones. Cumulative Net Income and Cumulative Net Income Per Diluted Share are determined based on Net Income for the applicable year or years as reported in the audited Consolidated Statement of Income of the Company and subsidiaries, adjusted to exclude (i) extraordinary items; (ii) gains or losses on the disposition of discontinued operations; (iii) the cumulative effect of changes in accounting principles, and (iv) any applicable adjustments for calculating net income per diluted share in accordance with generally accepted accounting principles.

Performance Goals may include a minimum, maximum and target level of performance, with the size of Performance Award based on the level attained. Performance Goals and the Performance Measure in respect of any grant shall not be changed when so provided in the grant agreement. The Committee may eliminate or decrease (but not increase) the amount of any Performance Award otherwise payable to a participant. Performance Grants may be paid in cash, shares of Common Stock or any combination thereof.

The maximum number of shares of Common Stock which may be issued pursuant to Performance Grants is 200,000. The maximum number of shares of Common Stock which may be the subject of Performance Grants made to any participant in respect of any Performance Period or during any fiscal year shall be 50,000. The maximum amount any participant may receive pursuant to Performance Grants during any fiscal year shall not exceed $2,500,000, determined using the fair market value of the Common Stock (multiplied by the aggregate number of units of the Performance Grant awarded) on the last day of the Performance Period or on the date of the payment thereof, whichever is higher. As of January 31, 2004, the Company had not made any performance grants or awards under the 2000 Equity Incentive Plan.

Transferability

Awards under the 2000 Equity Incentive Plan are not transferable other than by will or the laws of descent and distribution; except that the Committee may permit the transfer of (i) specific non-qualified stock option grants by gift to the employee’s spouse, children and grandchildren, or to a trust for the benefit of any one or more of them, or (ii) any grant or award pursuant to a qualified domestic relations order.

Deferrals

The Committee may at any time require that the payment or settlement of any grant or award under the 2000 Equity Incentive Plan be deferred for such period or periods and on such terms and conditions as the Committee shall determine. The Committee may also permit participants to defer the receipt of the payment of any award on such terms and conditions as the Committee shall deem appropriate. Such deferrals may be in the form of Common Stock equivalents and earn dividend equivalents. Amounts deferred in cash may earn interest at a rate or rates determined by the Committee.

Change In Control

In the event of a change in control of the Company, except as the Board of Directors comprised of a majority of continuing directors may expressly provide otherwise, and notwithstanding any other provision of the 2000 Equity Incentive Plan: (i) all stock options then outstanding under the 2000 Equity Incentive Plan become fully exercisable; (ii) all terms and conditions of all restricted stock grants then outstanding are deemed satisfied; and (iii) all Performance Grants and Awards shall be deemed to have been fully earned. A change in control occurs if: (i) any person becomes a beneficial owner of 50 percent or more of the Common Stock outstanding; (ii) the Company’s shareholders approve a combination with another company under certain circumstances; (iii) the Company approves a plan of complete liquidation of the Company or an agreement to dispose of substantially all of its assets; or (iv) the continuing directors no longer constitute a majority of the Board of Directors. The payment of awards in the event of a change in control may have the incidental effect of increasing the net cost of that change, and, theoretically, could render a change in control more difficult or discourage it.

Federal Income Tax Consequences

Based on current provisions of the Code, and the existing regulations thereunder, the anticipated U.S. Federal income tax consequences in respect of the several types of grants and awards under the 2000 Equity Incentive Plan are as described below.

Grant of Stock Options

An optionee will not recognize any taxable income at the time a stock option is granted and the Company will not be entitled to a Federal income tax deduction at that time.

Incentive Stock Options

No ordinary income will be recognized by the holder of an incentive stock option at the time of exercise. The excess of the fair market value of the shares of Common Stock at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the Federal “alternative minimum tax” at the date of exercise. If the optionee holds the shares of Common Stock purchased for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a Federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock purchased at the time of exercise over the aggregate option exercise price or (ii) the excess of the amount realized upon disposition of such shares over the option exercise price, and the Company will usually be entitled to a Federal income tax deduction equal to such amount.

Non-Qualified Stock Options

Taxable ordinary income will be recognized by the holder of a non-qualified stock option at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock purchased at the time of such exercise over the aggregate option exercise price. The Company will usually be entitled to a corresponding Federal income tax deduction. The optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of a subsequent sale of the shares.

Restricted Stock

Unless a participant makes the election described below, a participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such shares of restricted stock are granted. While the restrictions on the shares are in effect, a participant will recognize compensation income equal to the amount of the dividends received and the Company will be allowed a deduction in a like amount. When the restrictions on the shares of Common Stock are removed or lapse, the excess of fair market value of such shares on the date the restrictions are removed or lapse over the amount paid, if any, by the participant for such shares will be ordinary income to the participant and will be allowed as a deduction for Federal income tax purposes to the Company. Upon disposition of the shares of Common Stock, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short term or long term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and the Company’s deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid by the participant for the shares of Common Stock. If such election is made and a participant thereafter forfeits such Shares of Common Stock, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Performance Grants

A participant receiving any Performance Grant will not recognize income, and the Company will not be allowed a deduction, at the time such grant is made. When a participant receives payment in cash or shares of Common Stock, the amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for Federal income tax purposes to the Company.

Special Rules

To the extent an optionee pays all or part of the option price of a non-qualified stock option by tendering shares of Common Stock owned by the optionee, the tax consequences described above apply except that the number of shares of Common Stock received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price shall have the same basis and tax holding period as the shares of Common Stock surrendered. If the shares of Common Stock surrendered had previously been acquired upon the exercise of an incentive stock option, the surrender of such shares may be a disqualifying disposition of such shares. The additional shares of Common Stock received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. If an optionee exercises an incentive stock option by tendering shares previously acquired on the exercise of an incentive stock option, a disqualifying disposition may occur and the optionee may recognize income and be subject to other basis allocation and holding period requirements.

Withholding Taxes

There are no withholding taxes payable in connection with the grant of any stock option or the exercise of an incentive stock option. However, withholding taxes must be paid at the time of exercise of any non-qualified stock option. Withholding taxes must also be paid in respect of any restricted stock when the restrictions thereon lapse. In respect of all other awards, withholding taxes must be paid whenever income to the Plan participant is recognized for tax purposes.

Other Information

As of January 31, 2004, there were approximately 1,159 employees eligible to participate in the 2000 Equity Incentive Plan. The following table shows the number of options granted during the last fiscal year under all of Tech Data’s equity compensation plans to the Company’s executive officers as a group, Board members and to all employees, as a group, excluding executive officers. While the future impact of the plan changes can not be estimated, the expected share utilization through the use of stock-settled SARs should be less than that of traditional stock option grants.

Number of Options Granted to Executive Officers, Board Members and All Employees	Options Granted
Steven A. Raymund, Chairman of the Board of Directors and Chief Executive Officer	80,000
Néstor Cano, President of Worldwide Operations	60,000
Jeffery P. Howells, Executive Vice President and Chief Financial Officer	50,000
Graeme A. Watt, President of Europe (resigned 12-26-03)	40,000
Joseph A. Osbourn, Executive Vice President and Worldwide Chief Information Officer	40,000
Gerard F. Youna, Senior Vice President of Southern Europe	20,000
All other executive officers as a group (17)	330,920
Non-Employee Directors (6)	15,000
All employees as a group, excluding executive officers (90)	1,465,135

2,101,055

The closing price of the Common Stock reported on The NASDAQ National Market on April 12, 2004 was $41.85 per share.

The following resolution will be presented by your Board of Directors at the Annual Meeting:

“RESOLVED, that the adoption of the amendment to the 2000 Equity Incentive Plan of Tech Data Corporation, the complete text of which is set forth at Exhibit A to the Proxy Statement of the Company for the Annual Meeting of Shareholders on June 10, 2004, be, and the same hereby is, approved.”

The Board of Directors unanimously voted “FOR” the proposal to approve the amendment to the 2000 Equity Incentive Plan of Tech Data Corporation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to equity compensation plans under which equity securities of Tech Data are authorized for issuance, aggregated as all compensation plans previously approved by our shareholders and all compensation plans not previously approved by our shareholders, as of January 31, 2004.

Plan Category	Number of shares to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders for:
Employee equity compensation	4,442,667	$29.01	3,916,861
Employee stock purchase	–	–	639,818
Non-employee directors’ equity compensation	89,500	33.40	99,000

Total	4,532,167	29.09	4,655,679
Employee equity compensation plan not approved by shareholders	2,420,294	35.16	436,166

Total	6,952,461	31.20	5,091,845

Material features of plan not approved by shareholders:

In April 2000, we adopted the 2000 Non-Qualified Stock Option Plan of Tech Data Corporation (“NQ Plan”), which was not required to be approved by our stockholders. The purpose of the NQ Plan is to provide incentives to attract and retain key employees, motivate such persons to stay with us and to increase their efforts to make our business more successful.

PROPOSAL 3

TO APPROVE A PROPOSAL TO AMEND AND RESTATE THE COMPANY’S

AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Board of Directors has approved and recommends to the shareholders to approve a proposal to amend and restate the Company’s Amended and Restated Articles of Incorporation (“Articles of Incorporation” or “Articles”)—to (i) remove from the Company’s authorized capital stock, the preferred class of shares which the Company is currently authorized to issue, (ii) renumber and re-letter subsections and revise cross-references as a result of deleting the text setting forth the terms of the preferred class of shares, (iii) update references, (iv) delete the name and address of the registered office as a statement of registered office is on file with the Florida Department of State; and (v) delete any other information contained in the Articles that is solely of historical interest. The Board proposes to reflect such amendments in restated Articles which would integrate and combine the full set of the Company’s Articles, as amended, into one document. This will simplify the Company’s Articles because all applicable current provisions of the Articles will be contained in one document instead of a series of documents. The complete text of the proposed Articles as it would read if the amendment and restatement is approved by the shareholders of the Company is attached to this Proxy Statement as Exhibit B and the discussion below is qualified in its entirety by reference to the proposed amended and restated Articles.)

The Board believes it is in the best interest of the Company and shareholders to approve the amendment and restatement of the Articles in order to remove the preferred class of shares and make other minor changes as described below. Currently, the Articles of Incorporation authorize two separate classes of stock: common stock and preferred stock. The preferred stock has a preference upon liquidation of the Corporation and is entitled to vote as a separate class on certain important matters under the Articles of Incorporation including:

(i)	Any merger or consolidation of the Corporation with or into any other corporation except in the case of a merger into the Corporation of a subsidiary of the Corporation 90% or more of which is owned by the Corporation and which does not require a vote of shareholders of either corporation pursuant to the laws of the State of Florida;

(ii)	Any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of stock of the Corporation pursuant to a vote of the stockholders of the Corporation;

(iii)	Any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity: or

(iv)	Any amendment to the Articles of Incorporation.

Currently, there is no preferred stock outstanding. The Board of Directors believes that it is in the best interest of the Corporation to have only a single class of stock and the Company does not intend to issue additional shares of preferred stock. The proposed amendments to the Articles of Incorporation remove the preferred class of stock. The proposed amendment simplifies the Articles by deleting all of the detailed provisions of the shares of preferred stock which are no longer germane. Other than eliminating the preferred shares, the proposed amendment and restatement of the Articles will have no effect on the holders of common stock. The proposed Amended and Restated Articles of Incorporation are attached to this Proxy as Exhibit B.

The proposed amendment will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” adoption of the proposed amendment to the Articles of Incorporation.

The sections of the Articles that are affected by the proposed change and the primary purposes for the changes are as follows:

Article II (Nature of the Business)

Language describing some of the powers and privileges of the Corporation has been removed to simplify the section. The language being removed did not reduce the powers of the Corporation and was an unnecessary additional description that is outdated.

Article III (Authorized Capital Stock)

The description of authorized capital stock has been changed to remove the preferred shares from the total number of authorized shares. The number of authorized shares of common stock remains unchanged.

Former Article IV (Preferred Stock)

Former Article IV related to the description of preferred stock has been deleted to remove that class of stock from the Articles of Incorporation.

Article IV (Former Article V) (Common Stock)

This section has been amended to remove references to voting with preferred stock as a separate class as the preferred stock class will no longer exist.

Article V (Former Article VI) (Shareholder Votes on Certain Matters)

References to the preferred stock have been removed. Also, a section is added to acknowledge in the Articles of Incorporation the listing requirements of the security exchange on which the Corporation’s shares are listed to obtain shareholder approval on certain decisions.

Former Article VII (Registered and Principal Office of the Registered Agent)

Former Article VII that described the registered and principal office of the Corporation’s registered agent has been removed. This information is outdated and is not required as part of the Articles of Incorporation. Current information on the registered agent is filed with the State of Florida.

Article VIII (now Article VI) (Term of Existence)

Article VIII has been renumbered to Article VI.

Article VII (Former Article IX) (Board of Directors)

Former Article IX has been renumbered as Article VII. Section (ii) has been clarified to make clear there is no change to the Board of Directors classification structure by this amendment and restatement.

The following resolution will be presented by your Board of Directors at the Annual Meeting:

RESOLVED, that the Company’s Amended and Restated Articles of Incorporation are amended and restated in the form of the Amended and Restated Articles of Incorporation, the complete text of which is set forth at Exhibit B to the Proxy Statement of the Company for the Annual Meeting of Shareholders on June 10, 2004, be, and the same hereby is, approved.

FURTHER RESOLVED, that the Corporation’s Secretary be, and hereby is, authorized and directed to file the Amended and Restated Articles of Incorporation with the State of Florida and take such further action as deemed necessary or desirable to implement these resolutions.”

The Board of Directors unanimously voted “FOR” the proposal to approve the Amended and Restated Articles of Incorporation.

OTHER MATTERS

Management knows of no matter to be brought before the meeting which is not referred to in the Notice of Meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

CORPORATE GOVERNANCE INFORMATION

The Board of Directors

The Board of Directors provides oversight to the Company’s management in their conduct of business. The Board holds regularly scheduled meetings at least quarterly and otherwise as appropriate to consider corporate decisions requiring its attention and action. The Board has three standing committees, the principal responsibilities of which are described below. Each of the Committees meets regularly and has a written charter that has been approved by the Board of Directors. These documents are available on the Corporate Governance section of our Investor Relations website at http://www.techdata.com. The Board has made an affirmative determination that each of our directors, other than the Chairman of the Board and Chief Executive Officer, Steven A. Raymund and the Chief Financial Officer, Jeffery P. Howells, are independent within the meaning of Rule 4200(a)(15) of the NASDAQ Stock Market listing requirements.

The Board of Directors has adopted Corporate Governance Principles which are available on the Corporate Governance section of our Investor Relations website at http://www.techdata.com. Additionally, the Company has adopted a code of business conduct and ethics for directors, officers (including Tech Data’s principal executive officer, principal financial officer and controller) and employees, known as the Code of Ethics. The Code of Ethics is available on Tech Data’s website at http://www.techdata.com/content/td_ethics/main.aspx.

The Board of Directors held five meetings during the fiscal year ended January 31, 2004. Each member of the Board of Directors attended more than 75% of the total number of meetings of the Board of Directors and all committees on which he or she served. We require our directors to attend the annual meeting of shareholders. All directors were present at the 2003 annual meeting, which was held on June 11, 2003.

The Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities for the reliability and integrity of financial reports and other financial information, compliance with legal and regulatory requirements, the Company’s systems of disclosure controls and internal controls over the accounting and financial reporting and the auditing process. The Audit Committee performs these functions by serving as an independent and objective party to monitor the financial reporting process and the disclosure and internal control systems. The Audit Committee has ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditor and oversee and appraise the internal audit department. The Audit Committee provides an open avenue of communication between the auditors, management, internal audit, and the Board, reviews emerging accounting and auditing issues provided by the independent auditor and by management, to assess their potential impact on the Company, reviews reports from the Disclosure Committee, and sets the procedures to receive complaints regarding the ethics of financial officers. To review the complete statement of duties and responsibilities of this Committee, please see the Audit Committee Charter attached as Exhibit C and posted on the website at http://www.techdata.com.

The Audit Committee has a policy to pre-approve all services to be provided by the Company’s independent auditor, and will not approve prohibited non-audit services. See further discussion of the Company’s policy under “Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.”

The members of the Audit Committee are Charles E. Adair (Chairperson), Maximilian Ardelt, David M. Upton and John Y. Williams. The Board of Directors has determined that Charles E. Adair is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act. All members of the Committee are independent as defined by NASDAQ Stock Market rules.

The Audit Committee met eight times during the fiscal year ended January 31, 2004. In addition to the four regular quarterly Audit Committee meetings, the Audit Committee also held four meetings with management to review the Company’s quarterly financial results prior to public announcement.

The Compensation Committee

The Compensation Committee (previously the Compensation and Stock Option Committee) is responsible to the Board of Directors for the strategy and oversight of the compensation and benefits of the executive officers of the Company. The Committee recommends to the Board of Directors the annual compensation of the Chief Executive Officer. The Compensation Committee performs its functions by approving and recommending standards for the executives’ compensation programs and plans, including equity related incentive plans and benefits, retirement and other benefit plans, reviewing management’s compensation practices, including the methodologies for setting officer salaries, and determining the salary and other compensation of all Executive officers of the Company. The Compensation Committee also serves as the Stock Option Committee and during fiscal 2004 was renamed the “Compensation Committee.”

The Compensation Committee is comprised of James M. Cracchiolo (Chairperson), Kathy Misunas and David M. Upton. All members are independent as defined by NASDAQ Stock Market rules. The Compensation Committee met four times during the fiscal year ended January 31, 2004.

The Governance and Nominating Committee

The Governance and Nominating Committee assists the Board of Directors in ensuring that the Board is appropriately organized, qualified and educated to meet its fiduciary duties to the Company and its shareholders. The Governance and Nominating Committee develops and recommends the Company’s corporate governance principles to the Board of Directors, and assists in determining if Board and Committee members are qualified to serve in their assigned capacities. The Governance and Nominating Committee is responsible for the establishment of polices for the identification, evaluation and selection of nominees, the evaluation of the Board’s performance, recommending continuing education opportunities to the Board members, the structure and operations of the Committees, and the policy on Board member attendance to the Company’s annual meeting. The Governance and Nominating Committee also monitors the Board’s compliance with the Company’s Code of Ethics and other applicable policies and generally oversees governance issues. To review the complete statement of duties and responsibilities of this Committee, please see the Governance and Nominating Committee Charter attached as Exhibit D and posted on the website at http://www.techdata.com.

The members of the Company’s Governance and Nominating Committee are John Y. Williams (Chairperson), Kathy Misunas and David M. Upton, all of which are independent as defined by NASDAQ Stock Market rules. The Governance and Nominating Committee met seven times during the fiscal year ended January 31, 2004.

Executive Sessions

The Board of Directors holds an executive session of the Board at each regular board meeting. At this executive session only the independent directors are present as well as any other attendees as they may so request. The executive session of the board is led by John Y. Williams, Chairman of the Governance and Nominating Committee. There is no set agenda for these sessions, but topics have included meeting agendas, direction of corporate strategy, information requests to management, succession planning, as well as management performance.

Directors’ Compensation

Directors who are not employees of the Company received a $30,000 annual retainer fee and a $2,000 attendance fee for each Board of Directors’ meeting plus reimbursement for out-of-pocket expenses. Members of the Audit, Compensation and Governance and Nominating Committees receive a $1,000 attendance fee when meetings of such Committees are not held on the same day as a Board of Directors’ meeting. A fee of $500 is paid for telephonic Board and Committee meetings. In addition, the Chairperson of the Audit Committee receives a $10,000 annual retainer fee and the Chairperson of the Compensation and the Governance and Nominating Committees receives a $2,500 annual retainer fee.

Pursuant to the terms of the Directors’ Stock Option Plan, each non-employee director, who for the first time is appointed a director of the Company, receives a New Director Grant of an option to purchase 5,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of the shares of Common Stock at the date of grant. Each non-employee director who is re-elected or otherwise continues to serve on the Board will receive on the date of each annual shareholders meeting an Annual Director Grant consisting of an option to purchase 2,500 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of the shares of Common Stock at the date of each annual shareholders meeting, provided the director has served on the Board for at least six months. New Director Grants vest 20% per year over five years from the date of grant and Annual Director Grants vest after one year from the date of grant.

Shareholder Recommendations for Candidates to the Board of Directors

The Governance and Nominating Committee will consider director candidates recommended by our shareholders. The recommendation and evaluation process for candidates recommended by shareholders does not differ from the process followed for other candidates. Shareholders wishing to recommend a candidate to the Governance and Nominating Committee should do so by submitting the recommendation in writing to the Chairman of the Governance and Nominating Committee or to the Company’s Chief Executive Officer at 5350 Tech Data Drive, Clearwater, Florida 33760. Any recommendation submitted must include a resume, personal references and background information as well as the name and contact information of the recommending shareholder. Florida law requires that all candidates must be at least 18 years of age to qualify. All qualified candidates will be considered for nomination in accordance with the provisions of the Company’s Corporate Governance Principles, which are available in the Corporate Governance section of our Investor Relations website at http://www.techdata.com, and criteria established by the Governance and Nominating Committee at the time an open position on the Board is being considered to be filled. At a minimum, candidates for a position on the Company’s Board of Directors should have qualities including but not limited to: (i) high ethical standards, (ii) sound integrity, (iii) an inquisitive nature, (iv) a strong commitment to make decisions and take actions guarding the long-term interests of shareholders (v) seasoned judgment, (vi) a record of outstanding skills and accomplishments in their personal careers, and (vii) the ability and desire to communicate and participate actively in board and committee sessions. Please refer to the Company’s Corporate Governance Principles for a complete list of the required qualifications.

Shareholder Communications with the Board of Directors

Shareholders may communicate with members of the Board of Directors by utilizing the Company’s Ethics Reporting Hotline that is available seven days a week, 24 hours daily. You can dial a toll-free AT&T Direct Access number 1-866-TD ETHIC (1-866-833-8442) or 727-532-8065 and then at the voice prompt use the toll-free Ethics Reporting Hotline number. All calls will be received by an independent, third-party provider, Global Compliance Services. A report will be provided to the Director of Internal Audit and the General Counsel who will communicate with the appropriate Board committee.

REPORT OF THE AUDIT COMMITTEE

Audit Committee Role

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants (auditors) are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. In this regard, the Audit Committee meets with management, the Director of Internal Audit and the auditors separately at each committee meeting. The Audit Committee has the authority and available funding to investigate any matters within the scope of its responsibilities and to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation. In addition, the Committee appoints the Company’s auditors and pre-approves all audit and non-audit services to be performed by the auditors.

In this context, the Audit Committee has discussed with the Company’s auditors the overall scope and plans for the independent audit. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company’s audited financial statements included the auditors’ judgments about the quality, not just the acceptability of the accounting principles, and the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards (“SAS”) No. 61 Communication with Audit Committees, as amended by SAS No. 90 Audit Committee Communications. In addition to discussing key risk areas throughout the year, management, internal audit and the auditors also made presentations to the Audit Committee on specific topics of interest, including: (i) the applicability of new accounting pronouncements; (ii) the Company’s critical accounting policies; (iii) the Company’s information technology systems and the security program to protect these systems; and (iv) substantive requirements of the Sarbanes-Oxley Act of 2002.

Independence

The Company’s auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and the committee discussed the auditors’ independence with management and the auditors. In addition, the committee considered whether the non-audit services provided by the auditors’ firm could impair the auditors’ independence and concluded that such services have not impaired the auditors’ independence.

Recommendation

Based on (i) the Audit Committee’s discussion with management and the auditors, (ii) the Audit Committee’s review of the representations of management, and (iii) the report of the auditors to the Audit Committee, the Audit Committee recommended to the board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2004 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Charles E. Adair, Chairman

Maximilian Ardelt

David M. Upton

John Y. Williams

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Ernst & Young LLP served as the Company’s independent auditors for the audit of the Company’s consolidated financial statements for fiscal year ended January 31, 2004. Representatives of Ernst & Young LLP are expected to be present at the 2004 Annual Meeting of Shareholders, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from shareholders.

INDEPENDENT AUDITOR FEES

The following table shows the fees that Tech Data paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years ended January 31, 2004 and 2003.

	2004	2003
Audit fees	$2,233,000	$1,517,000
Audit-related fees	201,000	90,000
Tax fees	1,043,000	1,330,000
All other fees	0	79,000

Total	$3,477,000	$3,016,000

Audit Fees

This category includes the audit of Tech Data’s annual financial statements, review of financial statements included in Tech Data’s Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees

This category consists of assurance and related services rendered by Ernst & Young LLP that are reasonably related to the performance of the audit or review of Tech Data’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include various subsidiary audit-related services.

Tax Fees

This category consists of professional services rendered by Ernst & Young LLP for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees

This category consists of fees for stock compensation planning and other miscellaneous items.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-

AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services and is subject to a specific budget. Management is required to seek pre-approval of services that will exceed the budget or for services that are not detailed in an existing pre-approval. The Chairman of the Audit Committee is delegated the authority to pre-approve certain services between regularly scheduled meetings. Management is required to report quarterly to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. During fiscal year 2004, all services were pre-approved by the Audit Committee in accordance with this policy.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 12, 2004, by (i) each person known by the Company to own beneficially more than 5% of the shares of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) the Company’s Executive Officers (as defined under “Executive Compensation”), and (iv) such directors and all executive officers as a group.

	Beneficial Ownership(2)
Name (1)	Shares		Percent
Charles E. Adair	26,500	(3)	*
Maximilian Ardelt	16,000	(4)	*
Néstor Cano	123,943	(5)	*
James M. Cracchiolo	14,000	(6)	*
Jeffery P. Howells	208,601	(7)	*
Kathy Misunas	13,500	(8)	*
Joseph A. Osbourn	106,721	(9)	*
Steven A. Raymund	2,628,774	(10)	4.5%
David M. Upton	17,420	(11)	*
John Y. Williams	20,000	(12)	*
Gerard F. Youna	106,334	(13)	*
All executive officers and directors as a group (25 persons)	4,064,424	(14)	6.8%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	8,570,587	(15)	14.7%
AXA Assurances I.A.R.D. Mutuelle 370, rue Saint Honore 75001 Paris, France	8,081,358	(16)	13.9%

*	Beneficial ownership represents less than 1% of the Company’s outstanding shares of Common Stock.
(1)	The address for all of the above-listed beneficial owners (except as otherwise set forth) is 5350 Tech Data Drive, Clearwater, Florida 33760.
(2)	Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.
(3)	Includes 16,500 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 12, 2004.
(4)	Includes 16,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 12, 2004.
(5)	Includes 121,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 12, 2004, 2,500 shares awarded March 30, 2004 which vest 50% on March 30, 2007 and 50% on March 30, 2008 and are subject to transfer and continued employment restrictions, and 243 shares in his Tech Data Corporation 401(k) Savings Plan (the “401(k) Savings Plan”) account.
(6)	Includes 14,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 12, 2004.
(7)

Includes 193,834 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 12, 2004, 2,500 shares awarded March 30, 2004 which vest 50% on March 30, 2007 and 50% on March 30, 2008 and are subject to transfer and continued employment restrictions, and 1,957 shares held in his 401(k) Savings Plan account.
(8)	Includes 11,500 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 12, 2004.
(9)	Includes 104,667 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 12, 2004, 1,500 shares awarded March 30, 2004 which vest 50% on March 30, 2007 and 50% on March 30, 2008 and are subject to transfer and continued employment restrictions and 54 shares held in his 401(k) Savings Plan account.
(10)	Includes 758,034 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 12, 2004; includes 1,743,858 shares owned by a partnership which is indirectly owned by Mr. Raymund; includes 110,000 shares in a foundation controlled by Mr. Raymund; includes 12,225 shares owned by inter vivos trusts of which he is a trustee; and includes 71 shares held in his 401(k) Savings Plan account.
(11)	Includes 17,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 12, 2004.
(12)	Includes 15,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 12, 2004.
(13)	Includes 106,334 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 12, 2004.
(14)	Includes 1,932,931 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 12, 2004 and 16,414 shares held in the 401(k) Savings Plan accounts of the Company’s executive officers.
(15)	Based on information provided in a Schedule 13G (Amendment No. 3) dated February 17, 2004 filed with the Securities and Exchange Commission by FMR Corp. (“FMR”), Edward C. Johnson 3d (“Mr. Johnson”), and Abigail P. Johnson (“Ms. Johnson”). Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, is the beneficial owner of 8,570,587 shares of common stock as a result of acting as investment advisor to various investment companies. Mr. Johnson, FMR (through its control of Fidelity) and various funds each has sole power to dispose of 8,570,587 shares owned by such funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Fidelity Management Trust Company (“Fidelity Management”), a wholly-owned subsidiary of FMR, is the beneficial owner of 477,520 shares as a result of its serving as investment manager for various institutional accounts. Mr. Johnson and FMR (through its control of Fidelity Management) each have sole dispositive power over, and the sole power to vote or to direct the voting of 477,520 shares held by such institutional accounts. In addition, members of the Johnson family, including Mr. Johnson and Ms. Johnson, are deemed to form a controlling group with respect to FMR under the Investment Company Act of 1940. Fidelity International Limited and various foreign-based subsidiaries provide investment, advisory, and management services to a number of non-U.S. investment companies and certain institutional investors. Fidelity International is the beneficial owner of 44,000 shares of common stock.
(16)	Based on information provided in a Schedule 13G dated February 13, 2004 filed with the Securities and Exchange Commission by AXA Assurances I.A.R.D. Mutuelle (“I.A.R.D.”) and certain related entities (collectively, the “AXA Entities”). Each of I.A.R.D., AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle AXA, and AXA Financial, Inc. (through its subsidiaries Alliance Capital Management L.P. and the Equitable Life Assurance Society of the United States) share voting power with respect to 979,087 shares. The AXA Entities have sole voting power with respect to 4,466,737 shares and sole dispositive power with respect to 8,081,358 shares.

SECTION 16 (a) REPORTING COMPLIANCE

During the fiscal year ended January 31, 2004, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the “SEC”) reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the SEC in providing this information. Based upon a review of these filings, the Company believes that for the year ended January 31, 2004, all Section 16(a) filing requirements were met with the exception of a Form 4 filing for Steven A. Raymund related to gifts made from trusts over which Mr. Raymund was the trustee and a Form 3 filing for Benjamin Godwin related to his appointment as an executive officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended January 31, 2004, 2003 and 2002 for (i) the Chief Executive Officer of the Company and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 and (iii) up to two additional individuals who would have met the criteria listed in (ii) except that they were not serving as an executive officer at the end of the last completed fiscal year (collectively, the “Executive Officers”).

Name and Principal Position	Year	Annual Compensation(1)				Long-term Compensation Awards Options (Shares)(3)	All Other Compensation(4)
		Salary		Bonus(2)	Other
Steven A. Raymund, Chairman of the Boardof Directors and Chief Executive Officer	2004 2003 2002	$1,000,000 1,000,000 1,000,000		$1,025,000 900,000 800,000	$20,000 5,000 15,000	80,000 80,000 80,000	$	– 196,000 5,000
Néstor Cano, President of Worldwide Operations	2004 2003 2002	560,000 560,000 560,000		400,000 351,000 312,000	24,000 9,000 11,000	60,000 60,000 60,000		24,000 10,000 18,000
Jeffery P. Howells, Executive Vice President and Chief Financial Officer	2004 2003 2002	485,000 485,000 485,000		323,000 284,000 252,000	20,000 5,000 5,000	50,000 50,000 50,000		– 3,000 5,000
Graeme A. Watt, President of Europe (resigned 12-26-03)	2004 2003 2002	421,000 433,000 410,000	(5)	65,000 108,000 100,000	110,000 43,000 1,000	40,000 40,000 40,000		17,000 22,000 20,000
Joseph A. Osbourn, Executive Vice President and Worldwide Chief Information Officer	2004 2003 2002	410,000 410,000 410,000		210,000 185,000 164,000	15,000 5,000 5,000	40,000 40,000 40,000		– 1,000 83,000
Gerard F. Youna, Senior Vice President of Southern Europe	2004 2003 2002	298,000 249,000 231,000		208,000 124,000 91,000	19,000 17,000 14,000	20,000 20,000 20,000		6,000 6,000 –

(1)	Includes amounts deferred under the Company’s retirement savings and deferred compensation plans.
(2)	Amounts reflected for bonuses are based on performance for the indicated fiscal year and are approved by the Board of Directors following the end of the fiscal year.
(3)	Tech Data Corporation does not have any long-term incentive plans within the meaning of SEC rules.
(4)	All other compensation for fiscal 2004 is comprised of relocation reimbursement to Mr. Cano of $24,000 and Company contributions of $17,000 to Mr. Watt’s pension plan account. All other compensation for fiscal 2003 relates to Company contributions to the Executive Officers’ 401(k) Savings Plan or pension plan account, except Mr. Raymund received a tax equalization reimbursement of $193,000 related to an overseas assignment in 1998 and 1999; Mr. Cano received relocation reimbursement of $6,000; and Mr. Watt received a tax equalization payment of $18,000. The Company suspended making matching contributions to the 401(k) Savings Plan for all U.S. employees, including executive officers, effective April 6, 2002. All other compensation for fiscal 2002 is comprised of Company matching contributions to the Executive Officer’s 401(k) Savings Plan, except Mr. Cano received relocation reimbursement of $17,000.
(5)	Salary for Graeme Watt was constant on a local currency basis from fiscal 2002 to fiscal 2004. The change relates to fluctuation in the currency exchange rate.

Option Grants in Last Fiscal Year Table

The following table provides details regarding stock options granted to the Executive Officers during the fiscal year ended January 31, 2004.

Name	Number of Options Granted in FY 2004(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value(2)
Steven A. Raymund	80,000	3.8%	$24.27	3/19/13	$1,042,000
Néstor Cano	60,000	2.9	24.27	3/19/13	781,000
Jeffery P. Howells	50,000	2.4	24.27	3/19/13	651,000
Graeme A. Watt	40,000	1.9	24.27	3/19/13	521,000
Joseph A. Osbourn	40,000	1.9	24.27	3/19/13	521,000
Gerard F. Youna	20,000	1.0	24.27	3/19/13	260,000

(1)	All options were granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and vest equally over four years.
(2)	In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company’s use of the model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value: estimated option term of four years, volatility at 66%, dividend yield at 0.0%, and an annual interest rate of 2.54%. The Company does not believe that the Black-Scholes model or any other model can accurately determine the value of an employee stock option. Accordingly, there is no assurance that the value, if any, realized by an executive, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company’s stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values Table

Name	Shares Acquired on Exercise in FY 2004	Value Realized	Number of Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven A. Raymund	356,180	$5,996,000	690,167	174,533	$11,948,000	$2,080,000
Néstor Cano	17,000	293,000	73,600	127,400	386,000	1,473,000
Jeffery P. Howells	–	–	139,667	108,333	1,016,000	1,281,000
Graeme A. Watt	24,220	105,000	45,334	–	–	–
Joseph A. Osbourn	–	–	67,734	80,266	447,000	865,000
Gerard F. Youna	–	–	85,067	42,933	1,048,000	502,000

Ten-Year Option/SAR Repricing Table

The following table provides information on all option repricings for the Executive Officers during the last ten fiscal years.

Name	Date of Repricing	Number of Shares of Common Stock Underlying Options Repriced	Market Price of Common Stock on Date of Repricing	Exercise Price at Time of Repricing	New Exercise Price	Length of Original Option Term Remaining on Date of Repricing
Jeffery P. Howells	11/28/95	50,000	$14.63	$20.25	$14.63	8 yrs., 4 months

Senior Management Severance Plan

The Company adopted a Senior Management Severance Plan (the “Severance Plan”) effective August 1, 2000, to provide severance benefits to senior management in the event of a Company-initiated, non-misconduct separation from the Company. Eligible management personnel will receive their regular base salary compensation and benefits during varying transitioning periods depending upon management position held to assist with the transition of responsibilities. Participants will also receive severance payments based upon salary, management position held and years of service. The receipt of severance benefits under the Severance Plan is conditioned upon a participant executing a general release of claims, confidentiality and non-compete agreement.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Role

The Compensation Committee of the Board of Directors is composed entirely of independent directors and is responsible for review and approval of the annual compensation strategy for the executive officers, including salaries, bonuses, benefits and other compensation and making recommendations to the full Board of Directors with respect to these matters for the Chief Executive Officer.

Compensation Philosophy

The compensation philosophy for executive officers generally conforms to the compensation philosophy of the Company for all employees. The Company’s compensation program is designed to:

•	provide competitive compensation, based upon review of compensation offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

•	provide compensation which relates to the performance of the individual and differentiates based upon individual performance;

•	provide incentive compensation that varies directly with both Company performance against goals established by the Committee based upon the Company’s operating plan and the value of the individual contribution to that performance; and

•	provide an appropriate link between compensation and the creation of shareholder value through awards tied to the Company’s long-term performance.

Base Salary

The Compensation Committee reviewed the salaries of the executive officers of the Company in March 2003 applying the philosophy stated above. The Committee also considers the Company’s overall financial performance and ability to absorb increases in compensation. In light of industry and economic conditions, the Compensation Committee decided to continue the freeze on the base salary and incentive bonus awards for all executive officers implemented in the prior year, with limited exceptions for promotions and changes in job responsibilities.

Cash Bonus Awards

Each executive officer, including the Chief Executive Officer, is eligible to receive an annual incentive bonus award in cash. These cash bonuses are paid pursuant to the Company’s Executive Compensation and Incentive Bonus Plan (the “Bonus Plan”) established at the beginning of a fiscal year in connection with the Company’s preparation of its annual operating budget. Under the Bonus Plan, an executive officer’s potential bonus is established at a specific targeted dollar amount and consists of non-discretionary awards that are tied to the financial performance of the Company for the year in relation to the Company’s operating budget. The bonus is subject to an acceleration ratio to a maximum of 200% if established targets are exceeded (conversely, if established targets are not met, the bonus may be reduced to zero). In formulating the Bonus Plan with respect to cash incentive bonus awards, the Compensation Committee members evaluate the executive officer’s responsibilities and role in the Company and such other factors as they deem relevant to motivate such executive to achieve strategic budgeted performance levels. The Committee’s evaluation of the Chief Executive Officer’s bonus plan is recommended to the independent members of the full Board, with the Chief Executive Officer not in attendance, for approval.

Stock Option Awards

The long-term component of the Company’s incentive compensation program consists of the grant of stock options or similar equity incentive awards. The equity incentives are designed to create a mutuality of interest with shareholders by motivating the executive officers and key employees to manage the Company’s business so that the shareholders’ investment will grow in value over time. Stock options are granted under these plans by the Compensation Committee. The Compensation Committee strongly believes that the interests of shareholders and executives become more closely aligned when executives are provided an opportunity to acquire a proprietary interest in the Company through compensation tied to the increasing value of the Company’s common stock. Accordingly, key employees of the Company, including executive officers, as part of their overall compensation package, are eligible for participation in the Company’s stock option plans, whereby they are granted stock options at no less than fair market value on the date of grant. Because no benefit is received unless the Company’s stock price performs favorably over the term of the option, awards under the stock option plans are intended to provide incentives for executive officers to enhance long-term Company performance, as reflected in stock price appreciation over the long term, thereby increasing shareholder value.

In general, stock option awards are granted on an annual basis. The Compensation Committee evaluates the Company’s overall financial performance for the year, the performance of each executive officer considered for equity incentives, the desirability of long-term service from the executive officer and the number of options issued to other executive officers in the Company with the same, more or less responsibility than the executive officer at issue.

Section 162(m) Limit

The Company believes that compensation paid to certain executive officers, including compensation attributable to stock options, Performance Grants, and certain forms of restricted stock grants and awards, will be treated as qualified performance based compensation and, therefore, will be deductible by the Company and not subject to the $1,000,000 deduction limitation of Section 162(m) of the Code.

COMPENSATION COMMITTEE

James M. Cracchiolo, Chairman

Kathy Misunas

David Upton

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PRICE PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative total shareholder return on the Company’s Common Stock with The NASDAQ Stock Market (U.S.) Index and the Standard Industrial Classification (“SIC”) Code Index (SIC Code 5045—Computer and Computer Peripheral Equipment and Software). This graph assumes that $100 was invested on January 31, 1999 (or such later date the applicable company registered its common stock under Section 12 of the Securities Exchange Act of 1934) in the Company’s Common Stock and in the other indices, and that all dividends were reinvested and are weighted based on a market capitalization basis at the time of each reported data point. The stock price performance shown below is not necessarily indicative of future price performance.

The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

SOLICITATION OF PROXIES

In addition to the solicitation of proxies by mail, proxies may be solicited by telephone, facsimile or in person by regular employees of the Company. The Company has also retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $7,500 plus out-of-pocket expenses. All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, and the reimbursement of brokerage houses and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be paid by the Company.

SHAREHOLDER PROPOSALS

Proposals which shareholders intend to present at the 2005 Annual Meeting of Shareholders must be received by the Company no later than January 11, 2005 to be eligible for inclusion in the proxy material for that meeting.

By Order of the Board of Directors,

David R. Vetter

Senior Vice President, General Counsel

and Secretary

Exhibit A

PROPOSED AMENDMENT TO THE 2000 EQUITY INCENTIVE PLAN OF

TECH DATA CORPORATION

WHEREAS, Section 12 of the 2000 Equity Incentive Plan of Tech Data Corporation (the “Plan”) gives the Board of Directors (the “Board”) of Tech Data Corporation (the “Company”) the power to amend the Plan.

WHEREAS, the Company now desires to amend the Plan in order to add provisions concerning stock-settled stock appreciation rights (SARs) and maximum-value stock options thereto pending approval by the shareholders of the Company (the “Shareholders”).

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 2 of the Plan is hereby amended by redesignating Paragraphs (bb), (cc) and (dd) thereof as Paragraphs (cc), (dd) and (ee) respectively, and by inserting therein new Paragraph (bb) to read as follows:

“(bb) ‘SAR’ means any stock appreciation right granted under this Plan, which entitles the Participant to receive, in the form of Common Stock, value equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the date of exercise; over (ii) an exercise price established by the Committee on the date of grant. Notwithstanding the foregoing, the Committee may, by way of the SAR grant, or otherwise, establish with respect to any SAR such other terms, conditions, restrictions and/or limitations as it desires, at its sole discretion, including, but not limited to, those relating to exercise price (consistent with the guidelines in Section 6(c)), vesting, term and maximum value that a Participant may realize upon the exercise of the SAR as determined by reference to shares of Common Stock, based on the Fair Market Value on the date of exercise.”

2.	The Plan is hereby amended by inserting new Section 6A after Section 6 thereof to read as follows:

“6A. SARS.

IN GENERAL. The Committee may, at its sole discretion, grant SARs to Participants.

3.	The Plan is hereby amended by inserting new Paragraph (g) in Section 6 to read as follows:

(g)	OPTION VALUE. Notwithstanding the foregoing, the Committee may establish, at the date of grant, terms and conditions regarding any Stock Option that limit the maximum value that a Participant may realize upon the exercise of such Stock Option as determined by reference to shares of Common Stock, based on the Fair Market Value on the date of exercise.

4.	This amendment shall be effective as of the date of its approval by the Shareholders.

IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing amendment to the Plan as set forth herein and intending to be legally bound hereby, the Board has caused the same to be executed this              day of                         , 2004.

A-1

Exhibit B

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

TECH DATA CORPORATION

ARTICLE I

Name and Address

The name of the Corporation is: TECH DATA CORPORATION

The Corporation’s principal office address is: 5350 Tech Data Drive, Clearwater, Florida 33760

ARTICLE II

Nature of Business

The Corporation shall enjoy all rights, powers and privileges conferred upon the corporations by the constitution and laws of the State of Florida.

ARTICLE III

Authorized Capital Stock

The total number of shares of capital stock that the Corporation may issue is 200,000,000 shares of Common Stock having a par value of $.0015 per share.

ARTICLE IV

Common Stock

Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote of the shareholders. Each share of Common Stock shall be entitled to share equally in dividends declared and paid by the Corporation from legally available funds. In the case of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of the Corporation, holders of the Common Stock are entitled to receive a pro rata share of the amount distributed.

ARTICLE V

Shareholder Votes on Certain Matters

(a)    The affirmative vote of a majority of all the shares of Common Stock outstanding and entitled to vote shall be required to approve any of the following:

(i)	any merger or consolidation of the Corporation with or into any other corporation except in the case of a merger into the Corporation of a subsidiary of the Corporation 90% or more of which is owned by the Corporation and which does not require a vote of shareholders of either corporation pursuant to the laws of the State of Florida;

(ii)	any share exchange in which a corporation, person, or entity acquires the issued or outstanding shares of stock of this Corporation pursuant to a vote of stockholders of the Corporation;

(iii)	any sale, lease, exchange or other transfer of all, or substantially all, of the assets of this Corporation to any other corporation, person or entity; or

(iv)	any amendment to these Articles of Incorporation.

Such affirmative votes shall be in lieu of the vote of shareholders otherwise required by law.

(b)    Shareholder approval shall be required for all matters requiring shareholder approval by any applicable listing requirements of the securities exchange or exchanges on which securities issued by the Corporation are listed.

ARTICLE VI

Term of Existence

The Corporation shall have perpetual existence unless sooner dissolved according to law.

ARTICLE VII

Board of Directors

The business and the affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors comprised as follows:

(i)	The number of directors shall consist of not less than one nor more than thirteen members, the exact number of which shall be fixed from time to time in accordance with the Bylaws of the Corporation.

(ii)	The members of the Board of Directors elected at the 1986 annual meeting of shareholders were divided into three classes, designated as Class I, Class II, and Class III as specified in the resolution adopted by shareholders at such meeting. Each Class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Class I directors elected at the 1986 annual meeting of shareholders shall be deemed elected for a three-year term, Class II directors for a two-year term, and Class III directors for a one-year term. At each succeeding annual meeting of shareholders, successors to the Class of directors whose term expires at that annual meeting of shareholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be appointed among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional director of any Class elected to fill a vacancy resulting from an increase in such a Class shall hold office until the next meeting of shareholders for the election of directors at which time they shall stand for election for the remaining term of such Class, unless otherwise required by law, but in no case shall a decrease in the number of directors in a Class shorten the term of an incumbent director

(iii)	A director shall hold office until the date of the annual meeting of shareholders upon which his/her term expires and until his/her successor shall be elected and qualified, subject, however, to his/her prior death, resignation, retirement, disqualification or removal from office. A director may be removed from office only for cause and at a meeting of shareholders called expressly for that purpose, by a vote of the holders of a majority of the shares entitled to vote at an election of directors.

ARTICLE VIII

No Pre-emptive Rights

The shareholders do not have pre-emptive rights to acquire authorized and unissued shares or treasury shares of the capital stock of the Corporation.

************

IN WITNESS WHEREOF, the undersigned have executed these Amended and Restated Articles of Incorporation this              day of                         , 2004.

David R. Vetter, Secretary

Exhibit C

Tech Data Corporation

Audit Committee Charter

I. Scope of Audit Committee Responsibilities and Activities

The audit committee is a committee of the Board of Directors established pursuant to Article V, section D of the Bylaws of Tech Data Corporation. The audit committee assists the Board of Directors in fulfilling its oversight responsibilities for the reliability and integrity of:

•      The financial reports and other financial information provided by the Corporation to the public, its shareholders, and others;

•      Compliance with legal and regulatory requirements;

•      The Corporation’s systems of disclosure controls and internal controls over its accounting and financial reporting processes; and,

•      The auditing process.

The audit committee’s primary duties and responsibilities are to:

•      Serve as an independent and objective party to monitor the Corporation’s financial reporting process, disclosure controls and internal control system.

•      Appoint a firm of qualified, independent public accountants to audit the accounts of the Corporation and its subsidiaries and to review and appraise the audit efforts of the Corporation’s independent public accountants and oversee and appraise the Internal Audit Department.

•      Provide an open avenue of communication among the independent public accountants, financial and senior management, the Internal Audit Department, and the Board of Directors.

•      Investigate any matters within the audit committee’s scope of responsibilities and report periodically to the Board of Directors on significant results from its activities.

The audit committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this charter.

II. Composition

The audit committee will be comprised of three or more directors. Only independent directors may serve on the Audit Committee.

All members of the audit committee must possess a reasonable level of financial sophistication so as to be able to read, understand, and analyze financial statements of the Corporation.

At least one member of the audit committee must be a financial expert, as determined by the Board of Directors in accordance with all applicable laws, regulations, and rules.

III. Meetings	The audit committee will meet at least four times annually, or more frequently as circumstances dictate. The audit committee will meet at least quarterly with management, the Director of the Internal Audit Department, and the independent public accountants to discuss any matters that the audit committee or each of these groups believes should be discussed.

At the request of a member of the audit committee, management, the independent public accountants, or the internal auditor, the audit committee may meet and confer with such officers and employees of the Corporation as the audit committee shall deem appropriate in connection with carrying out the audit committee’s responsibilities, including any significant difficulties encountered during the course of the audit and any restrictions on the scope of work or access to required information.

IV. Responsibilities and Duties

To fulfill its responsibilities and duties the audit committee will:

Document/Reports Review

1.      Review and update this charter at least annually.

2.      Review the Corporation’s annual financial statements and, at the discretion of any member of the audit committee, any press releases, financial reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review rendered by the independent public accountants.

3.      Review internal reports to management prepared by the Internal Audit Department and management’s response to these reports.

4.      Review and receive reports of concerns or complaints regarding accounting, internal control or auditing matters from employees or others and oversee the investigation of such matters.

5.      Review and discuss with financial management and independent public accountants the significant public filings related to financial assessment or reporting by the Corporation prior to their filing.

6.      Receive reports from the independent accounting firm. Reports include critical accounting policies, alternative treatments of financial information considered and material written communications with the Corporation.

7.      Review correspondence between the independent public accountants and the Corporation as it relates to issues with the financial statements or other matters within the scope of the audit committee’s responsibilities.

8.      Review quarterly reports from the Disclosure Committee.

9.      Review and approve all related party transactions, as defined by SEC disclosure regulations, involving financial officers of the Corporation.

10.    Report to the Board the activities of the audit committee on a regular basis.

Independent Public Accountants

11.    Annually select and, where appropriate, replace the independent public accountants.

12.    Establish that the independent public accountants are responsible to the Board of Directors and will report to the audit committee.

13.    Provide for the rotation of the lead audit partner and the reviewing partner at least every five (5) years.

14.    Approve the compensation of the independent public accountants.

15.    Take appropriate action to oversee the independence and performance of the independent public accountants.

16. Annually review and discuss with the independent public accountants all significant relationships the independent public accountants have with the Corporation to determine their independence.

17. Pre-approve any audit and non-audit related services to be provided by the independent public accountants.

Interaction with Management

18.    Meet jointly and/or separately with the chief financial officer of the Corporation and the independent public accountants before commencement of the annual financial statement audit to (a) discuss the evaluation by management and the independent public accountants of the adequacy and effectiveness of the accounting procedures and internal controls of the Corporation and its subsidiaries, (b) approve the overall scope of the audit and the fees to be charged, (c) inquire and discuss recent Financial
Accounting Standards Board, Securities and Exchange Commission, Public
Company Accounting Oversight Board or other regulatory agency pronouncements, if any, which might affect the Corporation’s financial statements.

19.    Meet jointly and/or separately with the chief financial officer and the independent public accountants at the conclusion of the audit to (a) review the audited financial statements of the Corporation, (b) discuss the result of the audit, (c) discuss any significant recommendations by the independent public accountants for improvement of accounting systems and controls of the Corporation, and (d) discuss the quality and depth of staffing in the accounting and financial departments of the
Corporation.

20.    Investigate any matters brought to its attention and resolve disagreements between the independent accounting firm and the Corporation.

21.    Have the authority and funding from the Corporation to obtain advice from experts outside of the Corporation, such as legal and accounting experts.

Internal Auditors

22.    Take appropriate actions to oversee the independence and the objectivity of the internal auditors.

23.    Review activities, budget, organizational structure, staffing, charter, qualifications, and compensation of the Internal Audit Department.

24.    Review and concur in the appointment, performance, replacement, reassignment, or dismissal of the Director, Internal Audit Department.

Financial Reporting Process

25.    Discuss with the independent public accountants and the internal auditors the integrity of the organization’s financial reporting processes.

26.    Consider the independent public accountants judgment about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

27.    Consider and approve, if appropriate, major changes to the Corporation’s accounting principles and practices as suggested by the independent public accountants, management, or the Internal Auditing Department.

28.    Review any reportable events required by auditing standards (i.e. SAS #90)
including any disagreements among management and the independent public accountants or the Internal Auditing Department in connection with the preparation of the financial statements.

29.    Establish procedures for employees and others outside the Corporation to report concerns or make complaints concerning the Corporation’s accounting or auditing matters and the ethics and compliance of the Corporation’s financial officers.

Exhibit D

Tech Data Corporation

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Role and Purpose	The purpose of the Governance and Nominating Committee (the “Committee”) of the Board of Directors of Tech Data Corporation (the “Company”) is to assist the Board of Directors in ensuring that the Board is appropriately organized to meet its fiduciary duties to the Company and its shareholders, to develop corporate governance principles applicable to the Company, and to select candidates and review nominations for Board of Directors positions.

Composition

The Committee shall consist of at least three directors, each of whom shall satisfy any applicable independence requirements established by regulation or the listing organization on which the Company’s shares are traded. Members shall be elected annually by the full Board of Directors and shall hold office until the earlier of:

(1)    the election of their respective successors,

(2)    the end of their service as a director of the Company (whether through resignation, removal, expiration of term, or death), or

(3)    their resignation from the Committee.

The chairperson of the Committee may be selected by the Board of Directors or, if it does not do so, the Committee members may elect a chairperson by vote of a majority of the full Committee. The Committee may form and delegate authority to subcommittees when appropriate.

Duties and Responsibilities	The Committee’s duties and responsibilities shall be to:

1. Develop and recommend to the Board of Directors corporate governance principles.

2. Review and report on possible candidates for membership on the Board of Directors consistent with criteria established by the Board for selecting new directors.

3.      Make recommendations to the Board of Directors on:

(1)    Nominees to the Board,

(2)    Board of Director qualifications,

(3)    Committee member qualifications, and

(4)    Committee member appointments and removals.

4.      Establish policies and/or processes for:

(1)    the identification, evaluation and selection of nominees to the Board,

(2)    the Board to evaluate its performance and assess its contribution to the Company,

(3)    the structure and operations of the Committees (including the authority to delegate to subcommittees),

D-1

(4) shareholders to communicate with the Board, and (5) attendance of Board members at the Company’s annual meeting.

5. Report to the Board of Directors, by means of written or oral reports, submission of minutes of Committee meetings or otherwise, from time to time or whenever it shall be called upon to do so.

6. Review this charter and the corporate governance principles annually for possible revision.

7. Review the orientation process and the continuing education program for all directors.

8. Monitor compliance of the Board of Directors and Section 16 officers of the Company with the Company’s Code of Ethics and other applicable policies of the Company.

9.      Review and approve all related party transactions, as defined by SEC disclosure regulations, other than those involving financial executives of the Corporation that will be reviewed by the Audit Committee.

10. Periodically review the management succession plans for key senior management of the Company and recommend to the Board a successor to the chief executive officer when a vacancy occurs.

11. Periodically review portions of the Company’s crisis management plan that address major adverse events of a non-financial nature.

12. Monitor outside opinion and shareholder attitudes toward the Company and the Board related to governance issues.

Resources	The Committee shall have the authority to obtain advice and seek assistance from outside legal, accounting or other advisors, including search firms, as it determines necessary to carry out its duties. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

Interpretations and Determinations	The Committee shall have the power and authority to interpret this Charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof.

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VOTE BY INTERNET—www.proxyvote.com

TECH DATA CORPORATION P.O. BOX 6260 CLEARWATER, FLORIDA 33758-6260	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tech Data Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
NOTE: The cut-off date for voting shares held in the Tech Data Corporation 401(k) Savings Plan is Monday June 7th at 12:00 A.M., EDT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TCHDT3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TECH DATA CORPORATION

1. TO ELECT THREE DIRECTORS, the names of whom are set forth in the accompanying proxy statement, to serve until the 2007 Annual Meeting.		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Nominees:	01) Charles E. Adair	☐	☐	☐
02) Maximilian Ardelt
03) John Y. Williams
2.    To approve a proposal to amend the 2000 Equity Incentive Plan of Tech Data
        Corporation adding provisions allowing for grants in the form of stock-settled stock appreciation rights and maximum-value stock options.
3. To approve a proposal to amend and restate the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to remove the preferred class of shares and make other minor changes.					For	Against	Abstain
In his discretion, the Proxy is authorized to vote upon such other business as may be brought before the meeting.					☐	☐	☐

YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE PROXY

CARD BELOW AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign by President or authorized person. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PROXY

TECH DATA CORPORATION

P.O. Box 6260

Clearwater, Florida 33758-6260

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.    The undersigned hereby appoints David R. Vetter as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of Tech Data Corporation held of record by the undersigned on April 12, 2004, at the Annual Meeting of Shareholders to be held on June 10, 2004 at 4:00 P.M., or any adjournment thereof.

If shares of Tech Data Corporation Common Stock were issued to or held for the account of the undersigned under the Tech Data Corporation 401(k) Savings Plan (the “Plan”) then the undersigned hereby directs the fiduciary of the Plan to vote all shares of Tech Data Corporation Common Stock in the undersigned’s name and/or account under the Plan as designated on the reverse hereof, at the Annual Meeting or any adjournment thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE HEREOF BY THE UNDERSIGNED STOCKHOLDER. ANY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.